UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Next 1 Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52669	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2014, Next 1 Interactive, Inc. (the “Company”) entered into a Note Amendment with Mark A. Wilton which, among other things: (i) extended the maturity date to December 1, 2014 on those certain promissory notes dated April 15, 2011, April 15, 2001, April 15, 2011, October 14, 2011, January 3, 2012, January 12, 2012, May 15, 2012 and October 4, 2012, in the respective amounts of $4,388,526, $211,000, $1,500,000, $83,000, $100,000, $100,000, $75,000 and $505,000 (collectively, the “Notes”); (ii) permits the Company to further extend the maturity date of the Notes until December 1, 2015 if all quarterly interest payments are paid in full; (iii) sets the conversion price at a fixed $0.50 per share; and (iv) permits the Company to force a conversion of the Notes into its common stock under certain circumstances .

In addition, the Company arranged for Realbiz Media Group, Inc. to issue to Mr. Wilton a warrant exercisable for 12,000,000 shares of the common stock of Realbiz Media Group, Inc. at an exercise price of $0.50 per share.

The foregoing description of the Note Amendment and Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

4.1	Note Amendment by and between the Company and Mark A. Wilton, as countersigned by Realbiz Media Group, Inc., dated February 24, 2014*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: February 27 , 2014	By:	/s/William Kerby
William Kerby
Chief Executive Officer